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EXHIBIT 8.1 LIST OF SIGNIFICANT SUBSIDIARIES, JOINTLY CONTROLLED ENTITIES AND
ASSOCIATED COMPANIES OF BRILLIANCE CHINA AUTOMOTIVE AS OF DECEMBER 31, 2007.

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                                                                          JURISDICTION OF
NAME OF COMPANIES                                                          INCORPORATION
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
SUBSIDIARIES

Shenyang Brilliance JinBei Automobile Co., Ltd.                                China
Ningbo Yuming Machinery Industrial Co., Ltd.                                   China
Shenyang XingYuanDong Automobile Component Co., Ltd.                           China
Shenyang Jianhua Motors Engine Co., Ltd.                                       China
Ningbo Brilliance Ruixing Auto Components Co., Ltd.                            China
Mianyang Brilliance Ruian Automotive Components Co., Ltd.                      China
Shenyang JinBei Automotive Industry Holdings Co., Ltd.                         China
Shenyang XinJinBei Investment and Development Co., Ltd.                        China
Shenyang Brilliance Dongxing Automotive Component Co., Ltd.                    China
Shenyang Jindong Development Co., Ltd.                                         China
Shenyang ChenFa Automobile Component Co., Ltd.                                 China
Shanghai Hidea Auto Design Co., Ltd.                                           China
Shenyang Brilliance Power Train Machinery Co., Ltd.                            China
China Brilliance Automotive Components Group Limited                          Bermuda
Southern State Investment Limited                                               BVI
Beston Asia Investment Limited                                                  BVI
Pure Shine Limited                                                              BVI
Key Choices Group Limited                                                       BVI
Brilliance China Automotive Finance Ltd.                                        BVI
Brilliance China Finance Limited                                                BVI

JOINTLY CONTROLLED ENTITIES
Mianyang Xinchen Engine Co., Ltd.                                              China
Shenyang Xinguang Brilliance Automobile Engine Co., Ltd.                       China
BMW Brilliance Automotive Ltd.                                                 China

ASSOCIATED COMPANIES
Shenyang Aerospace Mitsubishi Motors Engine Manufacturing Co., Ltd.            China
Shenyang JinBei Vehicle Dies Manufacturing Co., Ltd.                           China
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